                                 EXHIBIT 23.4


                        CONSENT OF DELOITTE & TOUCHE LLP


    We consent to the incorporation by reference in this registration statement of SunGard Data Systems Inc. on Form S-8 of our reports dated May 17, 1995 (September 23, 1995 as to Note 8), appearing in SunGard Data Systems Inc.'s Form 8-K filed October 6, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                   /s/ Deloitte & Touche LLP

                                   DELOITTE & TOUCHE LLP


San Jose, California
December 6, 1995